Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Bellevue Life Sciences Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees Previously Paid	Equity	Units, each consisting of one share of common stock, $0.0001 par value, one warrant entitling the holder to purchase one share of common stock and one right to acquire 1/10 of one share of common stock (2)	457(o)	6,900,000	$10.00	$69,000,000	0.0000927	$6,396.30

Fees Previously Paid	Equity	Shares of common stock included as part of the units(3)	457(o)	6,900,000	—	—	—	—(4)

Fees Previously Paid	Equity	Redeemable warrants included as part of the units(3)	457(o)	6,900,000	—	—	—	—(4)

Fee to Be Paid	Equity	Rights included as part of the units(3)	457(o)	6,900,000	—	—	—	—(4)

Fee to Be Paid	Equity	Shares of common stock underlying the rights(3)	457(o)	690,000	10.00	6,900,000	0.0001102	$760.30

Fees Previously Paid	Equity	Shares of common stock underlying redeemable warrants(3)	457(o)	6,900,000	$11.50	$79,350,000	0.0000927	$7,355.75

Carry Forward Securities

Carry Forward Securities

	Total Offering Amounts					155,250,000		$14,512.35

	Total Fees Previously Paid							$13,752.05

	Total Fee Offsets							$0.00

	Net Fee Due							$760.30

(1) Estimated solely for the purpose of calculating the registration fee.

(2) Includes 900,000 units, consisting of 900,000 shares of common stock, 900,000 redeemable warrants and 900,000 rights, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3) Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4) No fee pursuant to Rule 457(g).

Table 2: Fee Offset Claims and Sources

N/A

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